Exhibit 10.4

A-Mark Precious Metals, Inc.

2014 Stock Award and Incentive Plan

Deferred Stock Units Agreement – Non-Employee Director

This Deferred Stock Units Agreement (the "Agreement") confirms the grant on April 29, 2021 (the "Grant Date") by A-Mark Precious Metals, Inc., a Delaware corporation (the "Company" or “A-Mark”), to ___________ ("Grantee"), of Deferred Stock Units (the "DSUs") relating to A-Mark Common Stock, par value $0.01 per share (the "Shares"), as set forth below.  The DSUs are granted under Sections 6(e) and 10(m) of the Company’s 2014 Stock Award and Incentive Plan, as amended (the “Plan”), pursuant to the agreement between A-Mark and Grantee that this grant of DSUs will be in consideration of Grantee’s service to A-Mark as a non-employee director in the fiscal year in which the DSUs are granted.

The principal terms of the DSUs granted hereby are as follows (subject to adjustment in accordance with the Plan and this Agreement):

Number granted: _____ DSUs.

DSUs vest:

(i)

The DSUs, if they have not previously been forfeited as provided herein, will vest as to 100% of the underlying Shares on the first anniversary of the Grant Date. The foregoing notwithstanding, the DSUs, if not previously forfeited, will vest in full on an accelerated basis upon the occurrence of certain events relating to Termination of Service, in accordance with Section 4 hereof.

(ii)	The date of vesting above is the “Vesting Date.” The term “vesting” or “vests” means that Grantee’s substantial risk of forfeiture of the DSUs, based on Grantee’s Termination of Service, has lapsed.

Forfeiture and Clawback of DSUs:

(i)

The DSUs (including vested DSUs) will be forfeited, or Grantee will be required to surrender the Shares issued in settlement of the DSUs to the Company, or Grantee will be required to pay to the Company the fair market value of the Shares issued in settlement of the DSUs, in accordance with the terms of any policy relating to recoupment (or clawback) approved by the Board of Directors and in effect at or before the time of vesting of the DSUs.

(ii)	Except as provided in Section 4 of this Agreement, upon Grantee’s Termination of Service before the Vesting Date, the DSUs will be forfeited.

Settlement: The DSUs that become vested will be settled by delivery of one Share of the Company's Common Stock, $0.01 par value per Share, for each DSU being settled.  Such settlement will occur on the first business day of January in the year following Grantee’s Termination of Service (as defined in Section 4 below), except as otherwise specified in Section 4 (which includes specification of the date of settlement following death), provided, however, that in no event will settlement of the DSUs occur prior Termination of Service or death nor after December 31 of the year following the year of Termination of Service or death.

* * * *

The DSUs are subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Restricted Stock Units attached hereto and deemed a part hereof.  The number of DSUs, the number and kind of Shares deliverable in settlement of DSUs and the number of Shares subject to clawback are subject to adjustment in accordance with Section 5 hereof and the applicable sections of the Plan.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

Grantee acknowledges and agrees that (i) the DSUs are nontransferable as set forth in Section 7 hereof and Section 10(b) of the Plan, (ii) the DSUs are forfeitable and subject to clawback, as set forth herein, (iii) sales of Shares delivered in settlement of DSUs will be subject to compliance with applicable Federal and state securities laws, which at times may preclude such sales, and will be subject to the Company's policies regulating insider trading by directors and employees, and (iv) a copy of the Plan and related information previously have been delivered to Grantee, are being delivered to Grantee herewith, or are available as specified in Section 1 and 8(e) hereof.

IN WITNESS WHEREOF, A-Mark Precious Metals, Inc. has caused this Agreement to be executed by its officer thereunto duly authorized.

A-MARK PRECIOUS METALS, INC.

Date: April 29, 2021	By:
Carol Meltzer
General Counsel and EVP

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

The following Terms and Conditions apply to the DSUs granted to Grantee by A-MARK PRECIOUS METALS, INC. (the "Company"), as specified in the Restricted Stock Units Agreement (of which these Terms and Conditions form a part). Certain terms of the DSUs, including the number of DSUs granted, vesting date(s) and settlement date(s), are set forth on the preceding cover page, which is an integral part of this Agreement.

1.General. The DSUs are granted to Grantee under the Company’s 2014 Stock Award and Incentive Plan (the “Plan”), a copy of which has previously been delivered to Grantee and/or is available upon request to the General Counsel of the Company.  All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the DSUs, Grantee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company's Compensation Committee (the "Committee") or Board of Directors made from time to time, provided that, without the Grantee’s written consent, no such Plan amendment, rule or regulation or Committee decision or determination shall materially and adversely affect the rights of Grantee with respect to outstanding DSUs.

2.Account Maintained for Grantee. The Company shall maintain a bookkeeping account for Grantee (the "Account") reflecting the number of DSUs then credited to Grantee hereunder as a result of such grant of DSUs and any rights to cash or property relating to such DSUs.

3.Non-transferability. Until DSUs become settleable in accordance with the terms of this Agreement, Grantee may not transfer DSUs or any rights hereunder to any third party other than by will or the applicable laws of descent and distribution, except for transfers to a Beneficiary upon death of Grantee or otherwise if and to the extent permitted by the Company and in accordance with Plan Section 10(b) and Section 7 below.

4.Termination Provisions. In the event of Grantee's Termination of Service for any reason before a given DSU has vested, such unvested DSU shall be forfeited unless otherwise determined by the Committee or otherwise provided in subsections (a) – (c) below.  All references to DSUs mean only those outstanding DSUs that have not been previously forfeited.

(a)Death or Disability. In the event of the death of Grantee or Grantee's Termination of Service due to a Disability, the DSUs (if not previously vested) will vest in full and become non-forfeitable immediately, and such DSUs will be settled not later than 30 days following the date of death or, in the case of Termination of Service due to Disability, at the date specified on the Cover Page.

(b)Termination of Service at Subsequent Annual Meeting.  In the event of Grantee's Termination of Service at the Annual Meeting of Stockholders in the fiscal year following the fiscal year of grant, if the Grantee has served as a Director until the day of that Annual Meeting (regardless of the reason the Grantee is not elected to the Board at that Annual Meeting), the DSUs will vest in full and become non-forfeitable immediately, and such DSUs will be settled at the date specified on the Cover Page.

(c)Termination of Service Upon or Following a Change in Control.  In the event of Grantee's Termination of Service at the time of a Change in Control or at any time thereafter, the DSUs will vest in full and become non-forfeitable immediately, and such DSUs will be settled not later than 15 days following such Termination of Service.

(d)Certain Definitions. The following definitions apply for purposes of this

Agreement:

(i)

“Change in Control” has the meaning as defined in Section 8(f) of the Plan except that an event will constitute a Change in Control only if that event (or an event closely associated with that event) also constitutes a change in the ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as defined in Treasury Regulation § 1.409A-3(i)(5).

(ii)

“Disability” means Grantee’s inability to perform the duties and responsibilities of a director due to physical or mental incapacity or impairment, which is reasonably expected to continue for a period of more than 180 consecutive days or to result in death.

(iii)

"Termination of Service” means the earliest time at which Grantee has had a retirement from the Company or for any other reason has ceased to be a director of the Company (constituting a loss of her office with or employment by the Company as defined in Section 6801(d) of the Income Tax Regulations of Canada).

5.Dividends and Adjustments.

(a)Dividends. DSUs will be entitled to credits equivalent to dividends that would have been paid if the DSUs had been outstanding Shares at any record date that occurs before the settlement date.  The cash amount of such credits will be converted into a number of additional DSUs by dividing the aggregate cash amount by the Fair Market Value of a share of Common Stock at the dividend payment date.  If the Company declares and pays a dividend or distribution on Common Stock in the form of property other than Common Stock, then the amount of the dividend equivalents credited as of the payment date on each DSU outstanding and credited to the Grantee at the record date shall be the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding Common Share at such payment date, to be converted into additional DSUs as provided in the preceding sentence, unless an alternative form of adjustment is provided for by the Company under Section 5(b).

(b)Adjustments. The number of DSUs credited to Grantee's Account and/or the property deliverable upon settlement of DSUs shall be appropriately adjusted, in order to prevent dilution or enlargement of Grantee's rights with respect to DSUs in connection with, or to reflect any changes in the number and kind of outstanding Shares of Common Stock resulting from, any corporate transaction or event referred to in Section 10(c) of the Plan (this provision takes precedence over Section 5(a) in the case of a large and non-recurring cash dividend or any non-cash dividend, and any adjustment otherwise shall take into account any value received as dividend equivalents under Section 5(a)).

(c)Terms and Settlement of DSUs Resulting from Dividend Equivalents and Adjustments. DSUs, cash and other property deliverable in settlement of DSUs that directly or indirectly result from dividend equivalents under Section 5(a) or adjustments to a DSU under

Section 5(b) shall be subject to the terms (including vesting terms) that apply to the granted DSU, and will become vested and be settled at the same time as the granted DSU.

6.Settlement; Deferral.

(a)Settlement. The settlement terms set forth on the Cover Page and in Section 4 of this Agreement apply to the DSUs.

(b)Tax Compliance. It is intended that the terms of DSUs shall comply with requirements relating to Deferred Stock Units under Section 6801(d) of the Income Tax Regulations of Canada (“Section 6801(d)”). Any rights of Grantee or retained authority of the Company with respect to the DSUs shall be automatically modified and limited to the extent necessary so that Grantee will not be deemed to be subject to taxation on income relating to the DSUs prior to settlement. It is further intended that the terms of DSUs shall comply with requirements under Section 409A of the Internal Revenue Code, if and to the extent applicable under U.S. federal law or under California Law (“409A”).  Accordingly, DSUs will be subject to no acceleration of settlement in the discretion of the Company or Grantee, except as permitted under Section 6801(d) and, if applicable, 409A. The six-month delay rule specified in Section 1(a)(iii)(B) of the “Compliance Rules Under Code Section 409A” (Appendix A to the Plan) applies to the DSUs if and to the extent the DSUs are deemed to be a deferral of compensation and subject to 409A.  The Company and Grantee agree that, prior to the time the DSUs are settled hereunder, the parties will not enter into an employment relationship, consulting relationship, arrangement for part-time service as a director or any other service relationship that would result in a separation from service under 409A but would not constitute a loss of office with or employment by the Company as defined in Section 6801(d).  Accordingly, in no event will a separation from service occur under Treasury Regulation § 1.409A-1(h) except in a circumstance that also constitutes Termination of Service.

7.Nontransferability.  Grantee may not transfer the DSUs or any rights hereunder to any third party other than by will or the laws of descent and distribution, except for transfers to a Beneficiary in the event of death or as otherwise permitted and subject to the conditions under Section 10(b) of the Plan.

8.Other Terms Relating to DSUs.

(a)Representations and warranties.  As a condition to the settlement of the DSUs, the Company may require Grantee to make any other representation or warranty to the Company as then may be required or deemed by the Company advisable in order to ensure compliance under any applicable law or regulation.

(b)Stockholder Rights.  Grantee acknowledges and agrees that he or she shall have no voting rights or other rights of a stockholder with respect to the DSUs or the Shares issuable in settlement of the DSUs until such time as the Shares have been issued and delivered to Grantee in settlement of the DSUs.

(c)Fractional DSUs and Shares.  The number of DSUs credited to Grantee's Account shall not include fractional DSUs, unless otherwise determined by the Committee. Unless settlement is effected through a third-party broker or agent that can accommodate fractional Shares (without requiring issuance of a fractional Share by the Company), upon settlement of the DSUs Grantee shall be paid, in cash, an amount equal to the value of any fractional Share that would have been otherwise deliverable in settlement of such DSUs.

(d)Tax Withholding.  If the Company is required to withhold taxes or other amounts from compensation payable to Grantee at the time of settlement of the DSUs, Grantee will make arrangements acceptable to the Company to pay such withholding amounts.

(e)Consent to Electronic Delivery. GRANTEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, ANY PROSPECTUS FOR THE PLAN AND OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”), IN RESPECT OF THIS EQUITY AWARD AND ALL OTHER EQUITY AWARDS THAT MAY BE GRANTED OR HAVE BEEN GRANTED BY THE COMPANY.  THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO GRANTEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION.  THE COMPANY WILL SEND TO GRANTEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR GRANTEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, GRANTEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK.  GRANTEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 9(e) BELOW.  GRANTEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (i) THE TERMINATION OF GRANTEE’S PARTICIPATION IN THE PLAN AND (ii) THE WITHDRAWAL OF GRANTEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS.  THE COMPANY ACKNOWLEDGES AND AGREES THAT GRANTEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 9(e) BELOW.  IF GRANTEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE.  GRANTEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING GRANTEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.

9.Miscellaneous.

(a)Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.  This Agreement constitutes the entire agreement between the parties with respect to the DSUs, and supersedes any prior agreements or documents with respect thereto.  No amendment or alteration of this Agreement that may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement that may materially impair the rights of Grantee with respect to the DSUs shall be valid unless expressed in a written instrument executed by Grantee.

(b)No Promise of Continued Service.  The DSUs and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Grantee has a right to continue as a director of the Company or any of its subsidiaries or affiliates for any period of time, or at any particular rate of compensation.  Grantee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding DSUs shall not be materially and adversely affected without the written agreement of Grantee.  The grant of DSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of restricted stock units or stock options or benefits in lieu of units or stock options in the future.  Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units and vesting provisions.

(c)Unfunded Plan. Any provision for distribution in settlement of Grantee's Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Grantee any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Grantee.  With respect to Grantee's entitlement to any distribution hereunder, Grantee shall be a general creditor of the Company.

(d)Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE U.S. FEDERAL LAW AND TAX LAW OF CANADA.  The DSUs and the granting thereof are subject to Grantee’s compliance with the applicable laws of the jurisdiction of Grantee’s service.

(e)Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245, attention: General Counsel, and any notice to Grantee shall be addressed to Grantee at Grantee’s address as then appearing in the records of the Company.